FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) April 26, 2006


                          PARAGON FINANCIAL CORPORATION
                          -----------------------------
             (Exact name of registrant as specified in its charter)



          Delaware                    000-27437                94-3227733
          --------                    ---------                ----------
(State or other jurisdiction  (Commission File Number)        (IRS Employer
      of incorporation)                                     Identification No.)



                    830-13 A1A North
                  Ponte Vedra, Florida                        32082
        (Address of principal executive offices)           (Zip Code)



        Registrant's telephone number, including area code: 904-285-7171


             6330 S. Sandhill Rd., Suite 8, Las Vegas, Nevada 89120
             ------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 24, 2006, we sold all of the issued and outstanding shares of our subsidiary, Paragon Homefunding, Inc. ("PHF"), to Long Island Equipment Funding, LLC ("LIEF"), a subsidiary of Crusader Financial Group, Inc. In exchange for all 760 shares of PHF's common stock, LIEF assumed the responsibility of providing working capital to the Company to fund its current operations and take such shares subject to the BoA debt and the related guarantee, commercial security agreement, and existing judgment, and LIEF agrees to negotiate with BoA, on a best efforts basis, the full settlement of the BoA debt with the expectation of obtaining a full release of us as a result of the settlement. A copy of the Stock Purchase Agreement between Paragon Financial Corporation, Long Island Equipment Funding, LLC, and Crusader Financial Group, Inc. is attached hereto as
Exhibit 2.1.


ITEM 1.02 TERMINATION OF MATERIAL DEFINITIVE AGREEMENT.

Acquisition of eHomeCredit, Corp.

On May 5, 2006, we rescinded our agreement of April 21, 2006, to acquire all of the issued and outstanding shares of common stock of eHOME CREDIT CORP. ("EHC"), a New York corporation, from its shareholders ("Shareholders"), pursuant to the terms and conditions of a Share Exchange Agreement (the "Agreement") among Shareholders, EHC and us.

Bridge Loan Agreement

On May 5, 2006, as a result of the rescission of our agreement to acquire all of the issued and outstanding shares of common stock of EHC, SW Consulting Co., Inc. ("SW"), a New York corporation and a Shareholder of EHC, terminated the bridge loan agreement entered into on March 21, 2006. No advances were provided to us under this agreement, and we did not issue warrants for the purchase of our common stock as previously disclosed.


Acquisition of Shearson Home Loans, Inc.

On May 5, 2006, we rescinded our acquisition agreement with Consumer Direct of America, Inc. (n/k/a Shearson Financial Network) dated February 7, 2006 for the issued and outstanding shares of Shearson Home Loans, Inc. The Exchange was never duly authorized and approved by the parties thereto, and each of the parties thereto rescinded the exchange. In connection with such rescission the Consumer Direct of American transferred and assigned the shares of the our common stock and preferred stock received pursuant to the, and we transferred back the shares of the common stock of Shearson Home Loans. We view this rescission as nullification and accordingly have not included any operating activities related to Shearson Home Loans in our consolidated financial statements.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.


On April 26, 2006, Scott Vining resigned as our Chief Financial Officer and Treasurer. We announced Mr. Vining's resignation in our Amendment No. 1 to our Form 10-K for the period ended December 31, 2005.

As part of the rescission of the Shearson Home Loans acquisition, Messrs Michael Barron, Joseph Cosio-Barron and Edward R. Hollander resigned from our Board of Directors on May 5, 2006. There were no disagreements with Paragon, or members of Paragon's Board of Directors on any matter relating to Paragon's operations, policies or practices. Messrs Barron, Cosio-Barron and Hollander have been furnished with a copy of this statement.

On July 31, 2006, Stephen E. Croskrey resigned from our Board of Directors. According to his resignation letter, there were no disagreements with Paragon, its executive officers, or members of Paragon's Board of Directors on any matter relating to Paragon's operations, policies or practices. Mr. Croskrey has been furnished with a copy of this statement.

ITEM 7.01 REGULATION FD DISCLOSURE


     The information in this Item 7.01 of this Current Report is furnished pursuant to Item 7.01 and shall not be deemed "filed" for any purpose, including for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing.

     On January 24, 2007, the Company issued a press release announcing the binding Letter of Intent for the Sale of UniOne Consulting Ltda. to Paragon Financial Corporation. The text of the press release is attached hereto as
Exhibit 99.2.


ITEM 8.01 OTHER EVENTS

On January 22, 2007, NewMarket Technology, Inc. and Paragon Financial Corporation entered into a binding Letter of Intent pursuant to which Paragon Financial Corporation would acquire NewMarket's Latin American operations. Paragon Financial Corporation in exchange for the issuance to NewMarket of preferred stock with voting rights which would give it voting control over 90% of the outstanding equity of Paragon Financial. A copy of the Letter or Intent is attached hereto as Exhibit 99.1.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Businesses Acquired.

         None.

(b) Pro Forma Financial Information. As permitted by Item 9.01(b)(2) of Form 8-K, the Registrant will, if required, file the pro forma financial information required by Item 9.01(b)(1) of Form 8-K pursuant to an amendment to this Current Report on Form 8-K within seventy-one (71) calendar days after the date hereof.

         None.

(c) Exhibits

2.1 Stock Purchase Agreement between Paragon Financial Corporation, Long Island Equipment Funding, LLC, and Crusader Financial Group, Inc. dated August 24, 2006.

99.1 Letter of Intent for the Sale of UniOne Consulting Ltda., to Paragon Financial Corporation

99.2     Press Release dated January 24, 2007

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                  PARAGON FINANCIAL CORPORATION

                                  By:     /s/ Paul K. Danner
                                  --------------------------
                                          Paul K. Danner
                                          Chairman of the Board of Directors